Execution Version


                                 FIRST AMENDMENT

                                       TO

                                CREDIT AGREEMENT

                                      Among

                           AURORA ANTRIM NORTH, L.L.C.
                                  as Borrower,

                             AURORA ENERGY, LTD. AND
                          AURORA OIL & GAS CORPORATION,
                                 as Guarantors,

                                  BNP PARIBAS,
                            as Administrative Agent,

                                       and

                          The Lenders Signatory Hereto

                          Effective as of July 14, 2006

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                       FIRST AMENDMENT TO CREDIT AGREEMENT

         This FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") executed effective as of the 14th of July, 2006 (the "First Amendment Effective Date") is among AURORA ANTRIM NORTH, L.L.C., a Michigan limited liability company (the "Borrower"); each of AURORA ENERGY, LTD., a Nevada corporation and AURORA OIL & GAS CORPORATION (formerly known as Cadence Resources Corporation), a Utah corporation (the "Guarantors", and together with the Borrower, the "Obligors"); each of the Lenders that is a signatory hereto; and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors, the "Administrative Agent").

                                    Recitals

         A. The Borrower, the Guarantors, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of January 31, 2006 (the "Credit Agreement"), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

         B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

         C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.

         Section 2. Amendments to Credit Agreement.

         2.1 Definitions. Section 1.02 is hereby amended by amending and restating the following definitions:

         (a) The definition of "Agreement" is hereby amended and restated as follows:

         "'Agreement' means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement, dated as of July 14, 2006, and as the same may from time to time be further amended, modified, supplemented or restated."

         "'Consolidated Net Income' means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period, (e) non-cash gains or losses under FAS 133 resulting from the net change in Borrower's mark-to-market portfolio of commodity price risk management activities during that period, (f) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns and (g) non-cash share-based payments under FASB Statement No. 123R; and provided further that if the Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition as if such acquisition or disposition had occurred on the first day of such period."

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         2.2 Section 9.01(a). Section 9.01(a) is hereby amended and restated in its entirety as follows:

         "(a) Commencing December 31, 2006, Aurora and the Borrower, on a consolidated basis, will not, (i) as of the last day of such fiscal quarter, permit their ratio of EBITDAX for such fiscal quarter to Interest Expense for such fiscal quarter to be less than 2.0 to 1.0, (ii) as of the last day of the fiscal quarter ending March 31, 2007, permit their ratio of EBITDAX for the period of two fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to 1.0, (iii) as of the last day of the fiscal quarter ending June 30, 2007, permit their ratio of EBITDAX for the period of three fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to
1.0 and (iv) as of the last day of any fiscal quarter ending on or after September 30, 2007, permit their ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to 1.0.

         Section 3. Interim Redetermination of the Borrowing Base. Pursuant to
Section 2.07(b), the Borrower elects to initiate, and each Lender consents to, an Interim Redetermination pursuant to which the Borrowing Base shall be increased to $50,000,000, effective from and including the First Amendment Effective Date to but excluding the next Redetermination Date. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12(d).

                                     Page 3

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         Section 4. Conditions Precedent. The effectiveness of this First
Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

         4.1 Payment of Outstanding Invoices. Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

         4.2 First Amendment. The Administrative Agent shall have received multiple counterparts as requested of this First Amendment from each Lender.

         4.3 No Default. No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.

         Section 5. Representations and Warranties; Etc. Each Obligor hereby affirms: (a) that as of the date of execution and delivery of this First Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the First Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that after giving effect to this First Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

         Section 6. Miscellaneous.

         6.1 Confirmation. The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.

         6.2 Ratification and Affirmation of Obligors. Each of the Obligors hereby expressly (i) acknowledges the terms of this First Amendment, (ii) ratifies and affirms its obligations under the Guarantee Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guarantee Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guarantee Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

         6.3 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         6.4 No Oral Agreement. THIS WRITTEN FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

         6.5 Governing Law. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                     Page 4

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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

BORROWER:             AURORA ANTRIM NORTH, L.L.C.

                      By: Aurora Energy, Ltd., its sole manager

                            By: /s/ William W. Deneau
                               ----------------------------------
                                William W. Deneau, President

GUARANTORS:           AURORA ENERGY, LTD.

                               By: /s/ William W. Deneau
                                  -------------------------------
                                   William W. Deneau, President

                      AURORA OIL & GAS CORPORATION

                               By: /s/ William W. Deneau
                                  -------------------------------
                                   William W. Deneau, President


                                First Amendment
                                     Page 5

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ADMINISTRATIVE AGENT:               BNP PARIBAS,
                                    as Administrative Agent and Lender

                                    By: /s/ Doug Liftman
                                       -------------------------------
                                    Name:  Doug Liftman
                                    Title: Managing Director

                                    By: /s/ Betsy Jocher
                                       -------------------------------
                                    Name:  Betsy Jocher
                                    Title: Director

                                First Amendment
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